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                                                                Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-147935, 333-80347, and 333-36225) and in the
Registration Statements on Form S-8 (Nos. 333-147808, 333-119045, 333-78805, and
033-54863) of The Great Atlantic & Pacific Tea Company, Inc. of our report dated May 8, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 8, 2008 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 8, 2008